Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer America Income Trust dated February 12, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 14 and Amendment No. 15 to Registration Statement File Nos. 33-20795 and 811-05516, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
February 19, 1999